GUINNESS ATKINSON FUNDS
POWER OF ATTORNEY

KNOWN ALL BY THESE PRESENT, that the person(s) whose signature appears below constitutes and appoints each of the following individually:

Alexandra K. Alberstadt
James J. Atkinson
Rita Dam

to act as attorney-in-fact and agent, with power of substitution and resubstitution, for the undersigned in any and all capacities to execute any and all documents relating to the Guinness Atkinson Funds, including but not limited to registration statements, amendments to registration statements, proxy solicitation materials, registration statement on Form N-14, applications for exemptive order rulings and amendments to applications, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission. Each of the undersigned grants to the said attorneys full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he could do if personally present, thereby ratifying all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

By signing this Power of Attorney, I hereby revoke and rescind any earlier Power of Attorney signed by me in connection with my role as a Trustee of the Trust.

Effective Date
May 10, 2013

/s/ J Brooks Reece
J Brooks Reece, Trustee

/s/ Gunter Dufey
Gunter Dufey, Trustee

/s/ Bret Herscher
Bret Herscher, Trustee

/s/ James I. (Hamish) Fordwood
James I. (Hamish) Fordwood, Trustee

/s/ Timothy W.N. Guinness
Timothy W.N. Guinness, Trustee